As filed with the Securities and Exchange Commission on November 3, 2008.
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	33-1022198
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way, Lexington, Kentucky 40511
(Address of Principal Executive Office)( Zip Code)

TEMPUR-PEDIC INTERNATIONAL INC.
AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN
(Full title of the plan)

Mark Sarvary
Tempu-Pedic International Inc.
1713 Jaggie Fox Way
Lexington, KY 40511
(Name and address of agent for service)

(800) 878-8889
(Telephone Number, including area code, for agent for service)

Copy to:
John R. Utzschneider, Esq.
Bingham McCutchen LLP
One Federal Street
Boston, MA  02110
Telephone:  (617) 951-8000
Facsimile:  (617) 951-8736

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Amended and Restated 2003 Equity Incentive Plan Common Stock (par value $0.01 per share)	1,000,000	$6.39	(2)	$6,390,000	$252

(1)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)           The estimate price of $6.39 per share, which is the average of the high and low proposed initial offering price of the common stock as reported on the New York Stock Exchange on October 28, 2008, is set forth solely for the purpose of calculating the fee pursuant to Rule 457(c) and (h), and has been used only for those shares without a fixed exercise price.  None of such shares have been issued or are subject to outstanding options.

EXPLANATORY NOTE

        On December 24, 2003, Tempur-Pedic International Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-11595) (referred to in this document as the “First Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 8,000,000 shares of its common stock issuable by the Registrant under the Tempur-Pedic International Inc. 2003 Equity Incentive Plan.

        This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 1,000,000 shares of the Registrant’s common stock.  At the Registrant’s annual meeting of stockholders held on May 6, 2008, the Registrant’s stockholders approved and adopted the Amended and Restated 2003 Equity Incentive Plan which increased the number of shares that may be issued by an additional 1,000,000 shares, for an aggregate amount of 9,000,000 shares of the Registrant’s common stock that may be issued upon the granting of awards pursuant to the plan at any time or from time to time from the date hereof.  Pursuant to General Instruction E to Form S-8, Registrant hereby incorporates herein by reference the contents of the First Registration Statement into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 29, 2008;

(b)
All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s annual report referred to in (a) above; and

(c)
The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, as amended (File No. 001-31922) filed under Section 12(b) of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-109798) filed with the Commission on December 12, 2003.)

4.2	Third Amended and Restated Bylaws of the Registrant (incorporated by reference from to the Registrant’s Current Report on Form 8-K (File No. 333-134683) filed with the Commission on October 27, 2008.)
4.3
Specimen certificate for shares of common stock (incorporated by reference from Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-109798) filed with the Commission on December 12, 2003.)

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered (filed herewith).
10.1
Amended and Restated 2003 Equity Incentive Plan of the Registrant (incorporated by reference from Appendix A to the Registrant’s Registration Proxy Statement on Schedule 14A (File no. 001-31922, Appendix A) filed with the Commission on March 24, 2008.)

10.2	United Kingdom Approved Share Option Sub Plan To The 2003 Equity Incentive Plan of the Registrant (filed herewith).
10.3
Form of Stock Option Agreement for employees for the 2003 Equity Incentive Plan (incorporated by reference from Registrant’s Quarterly Report on Form 10-Q (File no. 001-31922) filed with the Commission on August 8, 2006.)

10.4
Form of Stock Option Agreement for Named Executive Officers for the 2003 Equity Incentive Plan (incorporated by reference from Registrant’s Amended Report on Form 8-K (File no. 001-31922) filed with the Commission on May 19, 2008.)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page hereto).

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, State of Kentucky, on this 3rd day of November, 2008.

TEMPUR-PEDIC INTERNATIONAL INC.

BY:	/S/ MARK SARVARY
Mark Sarvary President and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Sarvary and Dale E. Williams, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 3rd day of November, 2008.

Signature	Title
/S/ MARK SARVARY
Mark Sarvary	President, Chief Executive Officer, and Director (Principal Executive Officer)
/S/ DALE E. WILLIAMS
Dale E. Williams	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)
/S/ BHASKAR RAO
Bhaskar Rao	Chief Accounting Officer and Vice President of Strategic Planning (Principal Accounting Officer)
/S/ H. THOMAS BRYANT
H. Thomas Bryant	Director
/S/ FRANCIS A. DOYLE
Francis A. Doyle	Director
/S/ JOHN A. HEIL
John A. Heil	Director
/S/ PETER K. HOFFMAN
Peter K. Hoffman	Director
/S/ SIR PAUL JUDGE
Sir Paul Judge	Director
/S/ NANCY F. KOEHN
Nancy F. Koehn	Director
/S/ CHRISTOPHER A. MASTO
Christopher A. Masto	Director
/S/ P. ANDREWS MCLANE
P. Andrews McLane	Director
/S/ ROBERT B. TRUSSELL
Robert B. Trussell	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-109798) filed with the Commission on December 12, 2003.)

4.2	Third Amended and Restated Bylaws of the Registrant (incorporated by reference from to the Registrant’s Current Report on Form 8-K (File No. 333-134683) filed with the Commission on October 27, 2008.)
4.3
Specimen certificate for shares of common stock (incorporated by reference from Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-109798) filed with the Commission on December 12, 2003.)

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered (filed herewith).
10.1
Amended and Restated 2003 Equity Incentive Plan of the Registrant (incorporated by reference from Appendix A to the Registrant’s Registration Proxy Statement on Schedule 14A (File no. 001-31922, Appendix A) filed with the Commission on March 24, 2008.)

10.2	United Kingdom Approved Share Option Sub Plan To The 2003 Equity Incentive Plan of the Registrant (filed herewith)
10.3
Form of Stock Option Agreement for employees for the Amended and Restated 2003 Equity Incentive Plan (incorporated by reference from Registrant’s Quarterly Report on Form 10-Q (File no. 001-31922) filed with the Commission on August 8, 2006.)

10.4
Form of Stock Option Agreement for Named Executive Officers for the Amended and Restated 2003 Equity Incentive Plan (incorporated by reference from Registrant’s Amended Report on Form 8-K (File no. 001-31922) filed with the Commission on May 19, 2008.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page hereto).